Child, Van Wagoner & Bradshaw, PLLC

May 23, 2007

Securities and Exchange Commission

450 5th Street, Northwest

Washington, D.C. 20549

Ladies and Gentlemen:

The firm of Child, Van Wagoner & Bradshaw, PLLC is the independent auditor for Datameg Corporation. We have read the Company's statements included under Item 4.02 of its Form 8-K/A dated May 22, 2007, and agree with such statements.

Very truly yours,

/s/ Child, Van Wagoner & Bradshaw, PLLC

Child, Van Wagoner & Bradshaw, PLLC

5296 S. Commerce Dr. #300

Salt Lake City, Utah 84107

Telephone 801.281.4700

Facsimile 801.281.4701